Exhibit 5.1

355 South Grand Avenue Los Angeles, California 90071-1560 Tel: +1.213.485.1234 Fax: +1.213.891.8763 www.lw.com

FIRM / AFFILIATE OFFICES
October 2, 2013 Kilroy Realty Corporation Kilroy Realty, L.P. 12200 W. Olympic Boulevard, Suite 200 Los Angeles, CA 90064	Abu Dhabi Barcelona Beijing Boston Brussels Chicago Doha Dubai Düsseldorf Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid	Milan Moscow Munich New Jersey New York Orange County Paris Riyadh Rome San Diego San Francisco Shanghai Silicon Valley Singapore Tokyo Washington, D.C.

Re:	Kilroy Realty Corporation and Kilroy Realty, L.P. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Kilroy Realty Corporation, a Maryland corporation (the “Company” or “Guarantor”), and Kilroy Realty, L.P., a Delaware limited partnership (the “Operating Partnership”), in connection with their filing on October 2, 2013, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (both as herein defined) other than as expressly stated herein with respect to the enforceability of the Agreements and Securities (both as herein defined).

You have provided us with a draft of the Registration Statement in the form in which it will be filed with the Commission. The Registration Statement includes a form of prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by one or more Prospectus Supplements, may contemplate the issue and sale of (i) one or more series of debt securities of the Operating Partnership (the “Debt Securities”), which may be guaranteed (the “Guarantees”) by the Guarantor; (ii) shares of common stock, $.01 par value per share, of the Company (the “Common Stock”); (iii) one or more series of shares of preferred stock, $.01 par value per share, of the Company (the “Preferred Stock”); (iv) shares of Preferred Stock represented by depositary shares and evidenced by depositary receipts (the “Depositary Shares”), each of which will represent a fractional share or multiple shares of Preferred Stock; and (v) warrants to purchase Preferred Stock or Common Stock (the “Warrants”). Any Debt Securities and the Guarantees will be issued under an indenture (the “Base Indenture”), dated as of March 1, 2011, by and among the Operating Partnership, the Guarantor and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by a supplemental indenture, dated as of July 5, 2011 (the “Supplemental

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Indenture”). The Base Indenture, as amended and supplemented by the Supplemental Indenture, is hereinafter referred to as the “Indenture”. The Depositary Shares may be issued under one or more deposit agreements (each, a “Deposit Agreement”) by and between the Company and a financial institution identified therein as the depositary (each, a “Depositary”). The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a third party to be identified therein as warrant agent (each, a “Warrant Agent”). The Indenture, the Deposit Agreements and the Warrant Agreements are herein collectively referred to as the “Agreements.” The Debt Securities, Guarantees, Depositary Shares and Warrants are herein collectively referred to as the “Securities.”

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company, the Operating Partnership and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York and the general corporation law of the state of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Various issues pertaining to Maryland law, including the validity of the Common Stock and Preferred Stock and the due authorization of the Securities by the Company, are addressed in the opinion of Ballard Spahr LLP, separately provided to you. We express no opinion with respect to those matters herein.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(1) When (i) the specific terms of a particular Debt Security have been duly established in accordance with the Indenture and authorized by all necessary limited partnership action of the Operating Partnership, and (ii) such Debt Security has been duly executed, authenticated, issued and delivered against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement and by such limited partnership action, then such Debt Security will be a legally valid and binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms.

(2) When (i) the specific terms of the Guarantees of a particular Debt Security and such Debt Security have been duly established in accordance with the Indenture, (ii) the Guarantees have been authorized by all necessary corporate action of the Company and such Debt Security has been authorized by all necessary limited partnership action of the Operating Partnership, (iii) such Guarantees have been duly executed, issued and delivered in accordance with the Indenture and in the manner contemplated by the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement and by such corporate action, and (iv) such Debt Security has been duly executed, authenticated, issued and delivered against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement and by such limited partnership action, then such Guarantees will be legally valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms.

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(3) When (i) the applicable Deposit Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and (ii) the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with such Deposit Agreement and authorized by all necessary corporate action of the Company, and (iii) the Depositary Shares have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Deposit Agreement and in the manner contemplated by the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement and by such corporate action (assuming the underlying Preferred Stock has been validly issued and deposited with the Depositary), then such Depositary Shares will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(4) When (i) the applicable Warrant Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and (ii) the specific terms of a particular issuance of Warrants have been duly established in accordance with such Warrant Agreement and authorized by all necessary corporate action of the Company, and (iii) the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Warrant Agreement and in the manner contemplated by the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), then the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity,

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election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (q) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (i) that the Deposit Agreements, the Warrant Agreements, the Depositary Shares and the Warrants will be governed by the internal laws of the State of New York, (ii) that the Deposit Agreements, the Warrant Agreements and the Securities will have been duly authorized, executed and delivered by the parties thereto, (iii) that the Indenture has been duly authorized, executed and delivered by the parties thereto other than the Operating Partnership, (iv) that the Agreements and the Securities will constitute legally valid and binding obligations of the parties thereto other than the Operating Partnership and the Company, enforceable against each of them in accordance with their respective terms, and (v) that the status of the Agreements and the Securities as legally valid and binding obligations of the parties is not affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP